Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, no par value, of Covisint Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 9, 2017

Dialectic Capital Partners, LP

By:	BR Dialectic Capital Management, LLC, its investment manager

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

Dialectic Offshore, Ltd.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

Dialectic Antithesis Partners, LP

By:	BR Dialectic Capital Management, LLC, its investment manager

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

BR Dialectic Capital Management, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Head of Alternative Investments

B. Riley Capital Management, LLC

By:	/s/ Michael Markunas
	Name:	Michael Markunas
	Title:	Chief Compliance Officer

B. Riley Financial, Inc.

By:	/s/ Michael Markunas
	Name:	Michael Markunas
	Title	Chief Compliance Officer

/s/ John Fichthorn
John Fichthorn